                                                                EXHIBIT 10.1

                            REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made as of the 19th day of September, 1996 by and between PSINet Inc., a New York corporation (the "Company"), and The Chatterjee Management Company, a Delaware corporation ("TCG").

                                      WITNESSETH:


     WHEREAS, the Company and TCG have entered into a Joint Venture Agreement dated as of September 19, 1996 (the "JVA"), pursuant to which, under certain circumstances, the Company may issue shares of Common Stock to TCG and/or its Affiliates.

     WHEREAS, it is a condition precedent to the consummation of the transactions under the JVA that this Agreement be entered into.


     WHEREAS, the Company has previously granted registration rights to certain other holders of the Company's securities pursuant to the Amended and Restated Registration Rights Agreement, the 2/8/95 Registration Rights Agreement, the 6/16/95 Registration Rights Agreement and the 7/11/95 Registration Rights Agreement.

     WHEREAS, it is the intention of the parties to this Agreement that the registration rights granted hereunder shall rank ratably with the registration rights under the Amended and Restated Registration Rights Agreement, the 2/8/95 Registration Rights Agreement, the 6/16/95 Registration Rights Agreement and the 7/11/95 Registration Rights Agreement and with registration rights to be granted under other agreements as more fully provided in Section 2.7 hereof.


     WHEREAS, certain defined terms are set forth in Article I hereof.


     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in consideration of the mutual covenants contained herein and for other good and available consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                  ARTICLE I

                                  DEFINITIONS


SECTION 1.1  CERTAIN DEFINITIONS


     As used in this Agreement, the following terms shall have the meanings indicated below:

     "Affiliate" shall have the meaning set forth in the JVA.


     "Amended and Restated Registration Rights Agreement" shall mean the Amended and Restated Registration Rights Agreement dated as of January 17, 1995 among the Company and the other parties thereto, as the same has been and hereafter may be amended from time to time to add additional parties signatory thereto.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Common Stock" shall mean the Common Stock, $.01 par value per share, of the Company.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Existing Registration Rights" shall have the meaning set forth in
Section 2.7 hereof.

   "Holders" shall mean the holders of Registrable Securities then outstanding.

     "Other Registration Rights" shall have the meaning set forth in Section 2.7 hereof.

     "primary offering" shall have the meaning set forth in Section 2.1 hereof.

     "Registrable Securities" shall have the meaning set forth in Section 2.4 hereof.

     "Rule 144A Information" shall have the meaning set forth in Section 4.2 hereof.

     "secondary offering" shall have the meaning set forth in Section 2.1 hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "2/8/95 Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of February 8, 1995 among the Company and the other parties thereto, as the same may be amended from time to time.

     "6/16/95 Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of June 16, 1995 among the Company and the other parties thereto, as the same may be amended from time to time.

     "7/11/95 Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of July 11, 1995 among the Company and the other parties thereto, as the same may be amended from time to time.




                                 ARTICLE II

                            REGISTRATION RIGHTS


SECTION 2.1    OPTIONAL REGISTRATIONS


     If at any time or times after the date hereof until the earlier of (a) three years after the issuance of the relevant shares of Common Stock to TCG or any of its Affiliates pursuant to the JVA (so long as the relevant Holder is not an "affiliate" of the Company for purposes of Rule 144 under the Securities Act) and (b) September 19, 2003, the Company shall determine to register any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of the Common Stock under the Securities Act (whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering of securities by shareholders (a "secondary offering"), or both, but not in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable), the Company will promptly give written notice thereof to the Holders of Registrable Securities then outstanding. In connection with any such registration, if within 30 days after their receipt of such notice any one or more of the Holders of Registrable Securities request the inclusion of some or all of the Registrable Securities owned by them in such registration, the Company will notify all of the Holders of its receipt of such request, and, subject to
Section 2.7 hereof, will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which such Holders may request in a writing delivered to the Company within 30 days after the notice given by the Company with respect to its receipt of such request; provided, that such registration is in connection with an underwritten public offering; provided, further, that, if the underwriter determines that the registration of securities in excess of any amount to be registered by the Company would adversely affect such offering then the Company may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant to the notice described herein. The Company shall advise all Holders of Registrable Securities promptly after such determination by the underwriter, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner:
the securities to be sold by the Company shall be included in such registration and underwriting, and, subject to Section 2.7 hereof, the number of additional shares that may be included in the registration and underwriting shall be allocated among all Holders of Registrable Securities and all holders of other securities having registration rights granted by the Company requesting that Registrable Securities or such other securities, as the case may be, be included in such registration and underwriting in proportion, as nearly as practicable, to their respective holdings of Registrable Securities and such other securities. All expenses of the registration and offering and the reasonable fees and expenses of one independent counsel for the Holders and all holders of other securities having registration rights granted by the Company shall be borne by the Company, except that the Holders and all holders of other securities having registration rights granted by the Company shall bear underwriting and selling discounts and commissions attributable to their Registrable Securities or such other securities, as the case may be, being registered and transfer taxes on shares being sold by such Holders or other holders, as the case may be. Without in any way limiting the types of registrations to which this Section 2.1 shall apply, in the event that the Company shall effect a "shelf registration" under Rule 415 of the Securities Act or any other similar rule or regulation, the Company shall take all necessary action, including, without limitation, the filing of post-effective amendments, to permit the Holders to include their shares in such registration in accordance with the terms of this Section 2.1.

SECTION 2.2   REQUIRED REGISTRATIONS

     Prior to September 30, 2006, one or more of the
Holders may notify the Company in writing that he, she, it or they (i) intend to offer or cause to be offered for public sale all or any portion of his, her, its or their Registrable Securities having an aggregate proposed offering price of not less than $1,000,000 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Holder or Holders) and (ii) request that the Company cause such Registrable Securities to be registered under the Securities Act; provided, however, that each Holder (or transferee of his, her or its Registrable Securities in accordance with the terms of this Agreement) may make only two requests for registration under this Section 2.2. Upon receipt of such notification, subject to
Section 2.7 hereof, the Company will notify all of the Holders of Registrable Securities who would be entitled to notice of a proposed registration under Section 2.1 above of its receipt of such notification. Upon the written request of any such Holder delivered to the Company within 15 days after receipt from the Company of such notification, the Company will use its best efforts to cause such of the Registrable Securities as may be requested by any Holders (including the Holder or Holders giving the initial notice of intent to register hereunder) to be registered under the Securities Act within 180 days of the notification by the Holders, in accordance with the terms of this Section 2.2; PROVIDED, HOWEVER, that unless such registration becomes effective, such registration shall not be counted as Athe one request for registration that may be made by each Holder (or transferee of his, her or its Registrable Securities in accordance with this Agreement) under this
Section 2.2. THE COMPANY SHALL, AFTER CONSULTATION WITH THE HOLDERS REQUESTING REGISTRATION,The Holders participating in a registration under this Section 2.2 shall select one or more underwriters to sell the Registrable Securities to be registered through an underwritten public
offering.    If the underwriter determines that the registration of
securities in excess of an amount determined by such underwriter would adversely affect such offering, then the Company may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant to this Section 2.2. The Company shall advise all Holders promptly after such determination by the underwriter, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: subject to
Section 2.7 hereof, the number of shares that may be included in the registration and underwriting shall be allocated among all Holders of Registrable Securities requesting that Registrable Securities be included in such registration and underwriting in proportion, as nearly as practicable, to their respective holdings of Registrable Securities. All expenses of such registration and offerings and the reasonable fees and expenses of one independent counsel for the Holders shall be borne by the Company; PROVIDED, HOWEVER, that (i) the Company shall have no liability for such expenses if such registration does not become effective due solely to the action or failure to act of any Holder requiring such registration and (ii) the Holders shall bear underwriting and selling discounts and commissions attributable to their Registrable Securities being registered and transfer taxes on shares being sold by such Holders. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed 180 days during any 12 month period, if the Company has been advised by legal counsel, which counsel shall be acceptable to the Holders, that such filing would require the disclosure of a material transaction or other matter which would not otherwise be required to be disclosed at such time and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company. Notwithstanding anything in this Section 2.2 to the contrary, the Company shall not be required to effect a registration under this Section 2.2 more than 135 days following the end of the Company's fiscal year, if such registration shall require the preparation of audited financial statements for any interim period not otherwise prepared by the Company. If a demand registration is requested during such period, the Company will commence such registration promptly following the end of the next fiscal year. If so requested by any Holder in connection with a registration under this Section 2.2, the Company shall take such steps as are required to register such Holder's Registrable Securities for sale on a delayed or continuous basis under Rule 415 for a period not to exceed 180 days, and also take such steps, during such 180-day period, as are required to keep any registration effective until all Registrable Securities registered thereunder are sold. A request under this Section 2.2 shall not be counted as a request under
Section 2.3.

SECTION 2.3   FORM S-3

     If the Company becomes eligible to use Form S-3 under the Securities Act or a comparable successor form, the Company shall use its reasonable best efforts to continue to qualify at all times for registration of its capital stock on Form S-3 or such successor form. Each Holder (or transferee of his, her or its Registrable Securities in accordance with the terms of this Agreement) shall have the right to request and have effected one registration of shares of Registrable Securities on Form S-3 or such successor form for a public offering of shares of Registrable Securities having an aggregate proposed offering price of not less than $1,000,000 (such request shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Holder or Holders). The Company shall give notice to all of the Holders of the receipt of a request for registration pursuant to this Section 2.3 and shall provide a reasonable opportunity for such Holders to participate in such a registration. Subject to the foregoing and the provisions of applicable law, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 or such successor form to the extent requested by the Holder or Holders thereof. The Company shall, after consultation with the Holders requesting registration, select one or more underwriters to sell the Registrable Securities to be registered through an underwritten public offering. All expenses in connection with a registration requested pursuant to this Section 2.3 and the reasonable fees and expenses of one independent counsel for the Holders shall be borne by the Company; PROVIDED, HOWEVER, that (i) the Company shall have no liability for such expenses if such registration does not become effective due solely to the action or failure to act of any Holder requiring such registration and (ii) the Holders shall bear underwriting and selling discounts and commissions attributable to their Registrable Securities being registered and transfer taxes on shares being sold by such Holders. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed 180 days, if the Company has been advised by legal counsel, which counsel shall be acceptable to the Holders, that such filing would require the disclosure of a material transaction or other factor which would not otherwise be required to be disclosed at such time and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company with respect to the registration of the Registrable Shares. At the Company's option, the Company may elect to include in such registration on Form S-3, securities to be issued by the Company and, if required in order to effect the registration of such securities, cause the registration to be made pursuant to a Registration Statement on Form S-1 or S-2, which shall count as the Registration Statement on Form S-3 to be filed pursuant to this Section
2.3. In the event that the Company exercises such option, the inclusion of shares by Holders will be subject to the right of the underwriters to reduce, in view of market conditions, the number of Registrable Securities proposed to be registered (in which case the number of shares of Registrable Securities to be registered shall be allocated among all Holders in proportion, as nearly as practicable, to their respective holdings of Registrable Securities); PROVIDED, HOWEVER, that if the number of Registrable Securities pursuant to such a registration shall be reduced to a number which is less than 60% of the number of Registrable Securities as to which such Holders requested registration pursuant to this Section 2.3 then such registration shall not be counted as the Registration Statement on Form S-3 to be filed pursuant to this Section 2.3 by the Holders requesting such registration. Holders of Registrable Securities will not be permitted to require the Company to file a Registration Statement pursuant to this Section
2.3 more frequently than once every six months. The registration rights provided by this Section 2.3 shall expire on September 19, 2006. If so requested by any Holder in connection with a registration under this Section 2.3, the Company shall take such steps as are required to register such Holder's Registrable Securities for sale on a delayed or continuous basis under Rule 415 for a period not to exceed 180 days, and also take such steps, during such 180-day period, as are required to keep any registration effective until all Registrable Securities registered thereunder are sold.

SECTION 2.4   REGISTRABLE SECURITIES

     For purposes of this Agreement, the term
"Registrable Securities" shall mean the Common Stock issued pursuant to the JVA and any Common Stock issued or issuable with respect thereto by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

SECTION 2.5   FURTHER OBLIGATIONS OF THE COMPANY

     Whenever the Company is required under this Article II to register any Registrable Securities, it agrees that it shall also do the following:

          (a) Use its best efforts to diligently prepare and file with the Commission a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective (but, in the case of a registration under this Agreement, for no more than 180 days after the initial effective date of the registration statement) and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering;

          (b) Furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the public offering of his or its Registrable Securities;

          (c) Enter into any reasonable underwriting agreement required by the proposed underwriter for the selling Holders, if any;

          (d) Use its best efforts to register or qualify the securities covered by said registration statement under the securities or "blue-sky" laws of such jurisdiction as any selling Holder may reasonably request, provided that the Company shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business or subject itself to taxation or general service of process therein;

          (e) Immediately notify each selling Holder, at any time when a prospectus relating to his or its Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such selling Holder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (f) Cause all such Registrable Securities to be listed on or included in each securities exchange or quotation system (other than PORTAL) on which similar securities issued by the Company are then listed;

          (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 30 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act;

          (h) Obtain and furnish to each selling Holder, immediately prior to the effectiveness of the registration statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters at the holders of a majority of the Registrable Securities being sold reasonably request; and

          (i) Choose the underwriters, auditors, Company legal counsel and financial printer to be engaged by the Company in any such registration.

SECTION 2.6   TRANSFER OF REGISTRATION RIGHTS

     The registration rights of the Holders under this Agreement may be transferred to any transferee of at least 500,000 shares (adjusted appropriately for stock splits, stock dividends and the like) of Registrable Securities in connection with the transfer of at least 80% of the Registrable Securities held by the transferor; PROVIDED, HOWEVER, that (i) the registration rights may not be transferred to any transferee reasonably deemed by a majority of the Board of Directors to be a direct or indirect competitor of the Company and (ii) the Company is given written notice at the time of or within a reasonable time after such transfer stating the name and address of the transferee and identifying the securities with respect to which such registration rights are being transferred; PROVIDED, FURTHER, that the transferee assumes the obligations of the transferring Holder under this Agreement. Each such transferee shall be deemed to be a "Holder" for purposes of this Agreement. Notwithstanding the foregoing, transfers by any Holder to a partner or shareholder of such Holder shall be without restriction as to minimum number or percentage of shares.

SECTION 2.7   PRIOR AND OTHER REGISTRATION RIGHTS AGREEMENTS

     Notwithstanding any provision hereof to the contrary, the provisions of this Article II: (i) shall rank ratably with the registration rights granted under the Amended and Restated Registration Rights Agreement (the "Amended Registration Rights") and, to the extent the provisions of this Article II conflict or are inconsistent with any such Amended Registration Rights, such conflict or inconsistency shall be resolved in a manner which, to the greatest extent reasonably feasible, affords the Holders and the holders of such Amended Registration Rights, the ratable benefits of this Article II and such Amended Registration Rights; (ii) shall rank ratably with the registration rights granted under the 2/8/95 Registration Rights Agreement (the "2/8/95 Registration Rights") and, to the extent the provisions of this
Article II conflict or are inconsistent with any such 2/8/95 Registration Rights, such conflict or inconsistency shall be resolved in a manner which, to the greatest extent reasonably feasible, affords the Holders and the holders of the 2/8/95 Registration Rights, the ratable benefits of this
Article II and such 2/8/95 Registration Rights; (iii) shall rank ratably with the registration rights granted under the 6/16/95 Registration Rights Agreement (the "6/16/95 Registration Rights") and, to the extent the provisions of this Article II conflict or are inconsistent with any such 6/16/95 Registration Rights, such conflict or inconsistency shall be resolved in a manner which, to the greatest extent reasonably feasible, affords the Holders and the holders of the 6/16/95
Registration Rights, the ratable benefits of this Article II and such 6/16/95 Registration Rights; (iv) shall rank ratably with the registration rights granted under the 7/11/95 Registration Rights Agreement (the "7/11/95 Registration Rights") and, to the extent the provisions of this Article II conflict or are inconsistent with any such 7/11/95 Registration Rights, such conflict or inconsistency shall be resolved in a manner which, to the greatest extent reasonably feasible, affords the Holders and the holders of the 7/11/95 Registration Rights, the ratable benefits of this Article II and such 7/11/95 Registration Rights; and (v) shall rank ratably with the registration rights to be granted under any other agreement in connection with the original issuance of any other capital stock of the Company (the "Other Registration Rights") and, to the extent the provisions of this
Article II shall conflict with any such Other Registration Rights, such conflict shall be resolved in a manner which, to the greatest extent reasonably feasible, affords the Holders and the holders of such Other Registration Rights, the ratable benefits of the provisions of this Article II and such Other Registration Rights.


                              ARTICLE III

                    INDEMNIFICATION AND CONTRIBUTION


SECTION 3.1    INDEMNIFICATION


     Incident to any registration statement referred to in this Agreement, and subject to applicable law, the Company will indemnify and hold harmless each underwriter, each Holder of Registrable Securities (including its respective partners, directors, officers, employees and agents) so registered, and each person who controls any of them within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration; PROVIDED, HOWEVER, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability (x) arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of such underwriter, Holder or controlling person expressly for use in such registration statement or (y) provided that the Company has theretofore timely prepared all necessary prospectus supplements or amendments and provided them to the Holder or its representative, arises from the failure of any Holder or underwriter to comply with such prospectus delivery requirements as are applicable to it. With respect to losses, claims, damages, expenses and liabilities arising out of or based upon such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by or on behalf of such Holder expressly for use in such registration statement or such failure to comply with such prospectus delivery requirements, such Holder, severally and not jointly, will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees and agents), each other Holder of Registrable Securities (including its respective partners, directors, officers, employees and agents) so registered, and each person who controls any of them within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of a Holder for indemnification under this Section 3.1 exceed the proceeds received by such Holder from its sale of Registrable Securities under such registration statement.

SECTION 3.2   CONTRIBUTION

     If the indemnification provided for in Section 3.1 above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this
Article III, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect the relative benefits received by the

Company, the other selling Holders and the underwriters from the offering of the Registrable Securities as well as the relative fault of the Company, the other selling Holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the selling Holders and the underwriters shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the selling Holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the selling Holders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.2 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. In no event, however, shall a Holder be required to contribute any amount under this
Section 3.2 in excess of the proceeds received by such Holder from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     SECTION 3.3    EXPENSES, ETC.

          (a) The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Article III shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The indemnification and contribution provided for in this
Article III will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties.


       (b) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with any registration statement referred to in this Agreement are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                               ARTICLE IV

                        RULE 144 AND 144A REPORTING


SECTION 4.1    RULE 144 REPORTING

     With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to: (i) at all times make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act (and any successor rule to Rule 144); (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (iii) furnish to each Holder as promptly as possible upon its request a written statement by the Company confirming its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and any other reports and documents so filed as a holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such securities without registration.

SECTION 4.2   RULE 144A INFORMATION

     The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, promptly upon the written request of any Holder, provide in writing to such Holder and to any prospective transferee of any of Common Stock of such Holder the information concerning the Company described in Rule 144A(d)(4) under the Securities Act ("Rule 144A Information"). The Company also shall, upon the written request of any Holder, cooperate with and assist such Holder or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Common Stock for trading through PORTAL. The Company's obligations under this Section 4.2 shall at all times be contingent upon receipt from the prospective transferees of Common Stock of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than persons who will assist such transferee in evaluating the purchase of Common Stock.

                                  ARTICLE V

                                   GENERAL

SECTION 5.1    GRANTING OF RIGHTS AGREEMENTS

     The Company shall not grant any registration rights in respect of any shares of capital stock of the Company or other securities of the Company if such rights would be superior to the registration rights granted to TCG under this Agreement; PROVIDED, HOWEVER, that TCG hereby consents and agrees that the Company may (i) amend the Amended and Restated Registration Rights Agreement from time to time to add additional parties thereto and/or (ii) grant in other agreements to other holders of securities of the Company registration rights which rank ratably with the registration rights granted hereunder to TCG.

SECTION 5.2   AMENDMENTS, WAIVERS AND CONSENTS


     For purposes of this Agreement and all agreements, documents and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Company and any Holder and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof or thereof. No covenant or other provision hereof or thereof may be waived or amended other than by a written instrument signed by the party so waiving or amending such covenant or other provision. Any waiver or amendment affected in accordance with this Section 5.2 shall be binding upon such Holder and each future holder of all such securities and the Company at the time such waiver or amendment is effected.

SECTION 5.3   SURVIVAL OF COVENANTS; ASSIGNABILITY OF RIGHTS

     All covenants and agreements of the Company or TCG made herein shall survive until fully discharged. All covenants and agreements of the Company herein shall bind the Company's successors and assigns, whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants and agreements shall inure to the benefit of TCG's successors and assigns.

SECTION 5.4   GOVERNING LAW

     This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without reference to its principles of conflicts of law.

SECTION 5.5   HEADINGS

     The headings used in this Agreement have been inserted for reference purposes only and shall not control or affect in any manner the meaning or interpretation of any provision of this Agreement.

SECTION 5.6   PRONOUNS

     All pronouns and any variation thereof, shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

SECTION 5.7   NOTICES AND DEMANDS

Any notice or demand which, by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given or served and received for all purposes when delivered or 5 days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or by express delivery providing receipt of delivery, to the following addresses: if to the Company, at 510 Huntmar Park Drive, Herndon, Virginia 22070, or at such other address designated by the Company to TCG in writing; if to TCG, at its mailing address maintained on the books and records of the Company, or at such other address designated by TCG to the Company in writing; and if to an assignee of TCG, at its address as designated to the Company in writing.

SECTION 5.8   SEVERABILITY

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. All provisions of this Agreement shall be enforced to the full extent permitted by law.

SECTION 5.9   ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes and cancels all other prior agreements, understandings, negotiations and discussions, whether written or oral, relating to the subject matter hereof.

 SECTION 5.10  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        PSINET INC.

                                        By:  /S/ WILLIAM L. SCHRADER
                                            ------------------------

                                        Name:   William L. Schrader
                                        Title:  President & CEO



Accepted and Agreed as of the date first above written.

THE CHATTERJEE MANAGEMENT COMPANY

By:   /S/ W. JAMES PEET
     --------------------
Name:   W. James Peet
Title:  Vice President